Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contacts:	Media Contact:
Tania Almond	Dan Gagnier/Alex Eule
Investor Relations	Citigate Sard Verbinnen
410-528-7555	212-687-8080

NeighborCare Signs Definitive Agreement to Acquire Belville Pharmacy Services, Inc.

BALTIMORE, MD — 11/9/2004 — NeighborCare, Inc. (NASDAQ: NCRX) announced today that it has signed a definitive agreement to acquire Belville Pharmacy Services, Inc. of San Diego, California.  Belville is a long term care pharmacy serving skilled and residential facilities and hospices in Southern California.  The business being acquired currently generates revenue of approximately $50 million on an annualized basis and serves approximately 17,000 beds.  Financial terms of the transaction were not disclosed and final closing is expected to take place within 30 days.

John J. Arlotta, NeighborCare’s Chairman, President and Chief Executive Officer said, “This acquisition continues our strategy to acquire long term care pharmacies that enhance our geographic presence and provide additional strategic value to our business.  We are pleased to now have a presence in the San Diego market to complement our coverage throughout the state of California.  Belville Pharmacy has a unique operating model with an outstanding service reputation throughout California.  This acquisition is another example of how we are executing on our previously announced plans to grow our business both organically and through strategic acquisitions.”

Ron W. Belville, President of Belville Pharmacy said, “Through our interaction with NeighborCare, it has become clear they have a true passion for service excellence.  Their strategy for long term care and focus on the customer fits hand-in-hand with what the employees of Belville have worked so hard over the years to achieve.  I am very happy to join the NeighborCare family and look forward to serving our customers together for years to come.”

About NeighborCare, Inc.

NeighborCare, Inc. (NASDAQ: NCRX) is one of the nation’s leading institutional pharmacy providers serving long term care and skilled nursing facilities, specialty hospitals, assisted and independent living communities, and other assorted group settings. NeighborCare also provides infusion therapy services, home medical equipment, respiratory therapy services, community-based retail pharmacies and group purchasing. In total, NeighborCare’s operations span the nation, providing pharmaceutical services in 32 states and the District of Columbia.

Visit our website at www.neighborcare.com.

Statements made in this document, our website and in our other public filings and releases, which are not historical facts contain “forward-looking” statements (as defined in the federal securities laws) that involve risks and uncertainties and are subject to change at any time.  These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may”, “target” and similar expressions. Such forward looking statements include, without limitation, statements regarding the effect of the spin-off on our operations, expected changes in reimbursement rates and inflationary increases in state

Medicaid rates, expected bed count, expected SG&A expense, anticipated restructuring charges and estimates of timing and costs savings related to cost improvement initiatives.  Factors that could cause actual results to differ materially include, but are not limited to, the following: costs, changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third party payors; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, and generate sufficient cash flow to meet operational and financial requirements; and an economic downturn or changes in the laws affecting our business in those markets in which NeighborCare operates.  Our Business, operations or results could also be affected by and the effects of Omnicare’s tender offer or its pendency on the company and its business, employees, customers and suppliers.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control.  We caution investors that any forward-looking statements made by us are not guarantees of future performance.  We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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